 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 17, 2006

Titan Global Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K/A that was filed by Titan Global Holdings, Inc. (the "Company") on September 19, 2005 related to events which occurred on August 12, 2005. This Form 8-K/A is being filed to reflect a subsequent Rescission Agreement that was entered into between the Company and Farwell Equity Partners, LLC which was disclosed in a form 8-K filed on January 6, 2006. The Pro Forma Financial Information included herein was revised to reflect the rescission of the 66 million shares of the Company’s common stock originally issued to Farwell Equity Partners, LLC in connection with the Company’s acquisition of Oblio Telecom, Inc.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired
(b) Pro Forma Financial Information

Exhibit Number	Description

4.1
Certificate of Designation for the Series A Cumulative Convertible Preferred Stock of Oblio Telecom, Inc. defining the rights of the holders of the Preferred Stock of Oblio Telecom, Inc.Credit Agreement dated August 12, 2005, between Oblio Telecom, Inc., Pinless, Inc. and CapitalSource Finance LLC (1)

10.1	Rescission of Stock Purchase Agreement (2).

10.2	Credit Agreement dated August 12, 2005, between Oblio Telecom, Inc., Pinless, Inc. and CapitalSource Finance, LLC (1)

10.3	Asset Purchase Agreement dated July 28, 2005 among Farwell Equity Partners, Oblio Telecom, Inc., Oblio Telecom, LLP, Sammy Jibrin and Radu Achiriloaie (3).

10.4	Stock Purchase Agreement dated August 12, 2005 between the Company and Farwell Equity Partners, LLC (1)

10.5	Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Radu Achiriloaie, (1)

10.6	Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Sammy Jibrin (1)

10.7	Agreement, dated August 12, 2005, between the Company and Laurus Master Fund, Ltd.(1)

10.8	Credit and Security Agreement dated as of August 12, 2005 between Oblio Telecom, Pinless, Inc. and CapitalSource Finance LLC (1)

99.1	Fairness Opinion dated August 8, 2005, issued by vFinance Investments, Inc. (1)

99.2	Press Release dated August 12, 2005 (1)

99.3	Press Release dated August 12, 2005 (1)

(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed August 18, 2005.
(2) Incorporated by reference to the Company's Current Report on Form 8-K filed January 6, 2006.
(3) Incorporated by reference to the Company’s Current Report on Form 8-K filed August 1, 2005

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

VENTURES-NATIONAL INCORPORATED

Date: January 17, 2006	By:	/s/ Curtis Okumura
Curtis Okumura Chief Executive Officer

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Oblio Telecom, LLP

Independent Registered Public Accounting Firm's Report

Balance Sheets as of June 30, 2005 (unaudited) and December 31, 2004, 2003 and 2002

Statements of Income for the six months ended June 30, 2005 (unaudited) and the calendar years ended December 31, 2004, 2003 and 2002

Statements of Shareholder's Equity for the six months ended June 30, 2005 (unaudited) and the calendar years ended December 31, 2004, 2003 and 2002

Statements of Cash Flows for the six months ended June 30, 2005 (unaudited) and the calendar years ended December 31, 2004, 2003 and 2002

Notes to Financial Statements

KBA               Certified
GROUP LLP  Public
                        Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Oblio Telecom L.L.P.

We have audited the accompanying balance sheets of Oblio Telecom L.L.P. ("the Company") as of December 31, 2004, 2003 and 2002 and the related statements of income, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oblio Telecom L.L.P. as of December 31, 2004, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KBA GROUP L.L.P.
KBA GROUP L.L.P.
Dallas, Texas
June 15, 2005
14241 Dallas Parkway, Suite 200
Dallas, Texas 75254
Phone 972.702.8262
Fax 972.702.0673
www.kbagroupllp.com

OBLIO TELECOM L.L.P.

BALANCE SHEETS
December 31, 2004, 2003 and 2002

	June 30, 2005 (Unaudited)	2004	2003	2002
ASSETS
Cash and cash equivalents	$1,905,129	$5,171,859	$3,623,704	$-
Available for sale securities	8,325,000	8,700,000	7,000,000	15,000,000
Accounts receivable	5,841,152	7,755,588	8,231,604	6,178,872
Inventory	90,768	34,618	255,774	433,820
Prepaid expenses	5,338	5,338	11,038	5,338
Total current assets	16,167,387	21,667,403	19,122,12	21,618,030
Property and equipment, net of accumulated depreciation of $109,793, $105,263, $96,080, and $79,360, respectively	14,401	16,703	20,824	27,800
OTHER ASSETS
Other	34,009	17,209	-	-
Due from related party	207,452	193,826	104,301	-
Total other assets	241,461	211,035	104,301	-
TOTAL ASSETS	$16,423,249	$21,895,141	$19,247,245	$21,645,830

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$8,437,274	$11,433,911	$14,830,569	$13,447,241
Accrued liabilities	-	82,500	626,513	707,835
Total current liabilities	8,437,274	11,516,411	15,457,082	14,155,076

OWNERS' EQUITY
Common Stock	-	-	-	1,000
Retained earnings	-	-	-	7,489,754
Partners' capital	7,985,975	10,378,730	3,790,163	-
Total equity	7,985,975	10,378,730	3,790,163	7,490,754

TOTAL LIABILITIES AND EQUITY	$16,423,249	$21,895,141	$19,247,245	$21,645,830

The accompanying notes are an integral part of these financial statements.

OBLIO TELECOM L.L.P.

STATEMENTS OF INCOME
For the Years Ended December 31, 2004, 2003 and 2002

	Six months ended June 30, 2005 (Unaudited)	2004	2003	2002

REVENUE	$56,040,797	$146,872,941	$163,662,257	$191,163,812

COST OF REVENUE	51,446,221	134,867,700	148,676,395	172,716,801

Gross profit	4,594,576	12,005,241	14,985,862	18,447,011

GENERAL AND ADMINISTRATIVE EXPENSES	759,137	1,595,091	922,548	2,348,712

Income from operations	3,835,439	10,410,150	14,063,314	16,098,299

OTHER INCOME (EXPENSE)
Interest Income	145,123	131,789	121,285	316,455
Other income (expense)	26,683	46,628	55,679	(1,086)
Total Other income (expense)	171,806	178,417	176,964	315,269

Net income before income taxes	4,007,245	10,588,567	14,240,278	16,413,568

Current provision for state income taxes	-	-	614,869	688,818

NET INCOME	$4,007,245	$10,588,567	$13,625,409	$15,724,750

The accompanying notes are an integral part of these financial statements.

OBLIO TELECOM L.L.P.

STATEMENTS OF EQUITY
For the Years Ended December 31, 2004, 2003 and 2002

	Common		Retained	Partners	Total
	Shares	Amount	Earnings	Capital	Equity

Balance at December 31, 2001	1,000	$1,000	$12,497,004		$12,498,004

Net income	-	-	15,724,750	-	15,724,750

Distributions	-	-	(20,732,000)	-	(20,732,000)

Balance at December 31, 2002	1,000	1,000	7,489,754	-	7,490,754

Conversion to limited liability partnership	(1,000)	(1,000)	(7,489,754)	7,490,754	-

Net income	-	-	-	13,625,409	13,625,409

Distributions	-	-	-	(17,326,000)	(17,326,000)

Balance at December 31, 2003	-	-	-	3,790,163	3,790,163

Net income	-	-	-	10,588,567	10,588,567

Distributions	-	-	-	(4,000,000)	(4,000,000)

Balance at December 31, 2004	-	-	-	10,378,730	10,378,730

Net income (unaudited)	-	-	-	4,007,245	4,007,245

Distributions (unaudited)	-	-	-	(6,400,000)	(6,400,000)

Balance at June 30, 2005 (unaudited)	-	$-	$-	$7,985,975	$7,985,975

The accompanying notes are an integral part of these financial statements.

OBLIO TELECOM L.L.P.

STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004, 2003 and 2002

	Six months ended June 30, 2005 (Unaudited)	2004	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,007,245	$10,588,567	$13,625,409	$15,724,750
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation and amortization	4,530	12,515	16,721	28,705
Net change in:
Accounts receivable	1,914,436	476,016	(2,052,732)	3,244,786
Prepaid expenses	(16,800)	5,700	(5,700)	(2,009)
Inventory	(56,150)	221,156	178,046	(90,365)
Due from related party	(13,626)	(89,525)	(104,301)	-
Accounts payable and accrued liabilities	(3,079,137)	(3,940,671)	1,302,006	(5,300,031)
Net cash provided by operating activities	2,760,498	7,273,758	12,959,449	13,605,836

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments	10,475,000	4,775,000	15,000,000	-
Purchases of investments	(10,100,000)	(6,475,000)	(7,000,000)	(15,000,000)
Purchases of property and equipment	(2,228)	(25,603)	(9,745)	(26,443)
Net cash provided (used) in investing activities	372,772	(1,725,603)	7,990,225	(15,026,443)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to partners	(6,400,000)	(4,000,000)	(17,326,000)	(20,732,000)
Net cash used in financing activities	(6,400,000)	(4,000,000)	(17,326,000)	(20,732,000)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(3,266,730)	1,548,155	3,623,704	(22,152,607)

CASH AND CASH EQUIVALENTS
beginning of year	5,171,859	3,623,704	-	22,152,607

CASH AND CASH EQUIVALENTS
end of year/period	$1,905,129	$5,171,859	$3,623,704	$-

SUPPLEMENTAL DISCLOSURES
Income taxes paid	$-	$614,869	$688,818	$593,395

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE A. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Oblio Telecom L.L.P, (the "Company") is in the business of producing and selling pre-paid phone cards, reselling prepaid wireless services and engaging in other related activities. The Company began operations as Oblio Telecom, Inc., a Texas corporation, on November 26, 1996 and elected Subchapter S status on April 28, 1997. To create an entity not subject to the Texas State Franchise Tax, on December 26, 2003, Oblio Telecom, Inc. entered into a merger agreement with Oblio Telecom L.L.P. resulting in Oblio Telecom L.L.P., a limited liability partnership, being the sole surviving entity. No change in operations or control resulted from this restructuring.

The Company creates products that target many of the country's diverse ethnic groups, providing end users with quality low cost international calling options. Its products are sold directly to wholesale distributors in 38 states and its TCC trademark is a household name for hundreds of thousands of consumers nationwide. The Company's largest distributors have taken advantage of the opportunity to successfully create and promote their custom designed programs, targeting their specific needs in the marketplace.

Cash and Cash Equivalents

For purposes of these financial statements, the Company considers all highly liquid investments with original maturities of less than three months when purchased to be cash equivalents.

Investments

The Company accounts for marketable securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Such investments are classified as available for sale and are reported at fair value in the Company's balance sheets. The short-term nature and structure, the frequency with which the interest rate resets and the ability to sell auction rate securities at par and at the Company's discretion indicates that such securities should appropriately be classified as short-term investments with the intent of meeting the Company s short-term working capital requirements. There were no unrecognized gains and losses for the years ended December 31, 2004, 2003 or 2002.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect. Uncollectible accounts are written off when it becomes certain that the accounts are uncollectible. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in the customer's financial condition. If the financial condition of a customer were to deteriorate, adversely affecting its ability to makes payments, an allowance would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to bad debt expense and a credit to a valuation allowance or, if an allowance has not been previously established, to accounts receivable. Management has determined that no allowance was necessary at December 31, 2004, 2003 or 2002.

Inventory

Inventory is stated at the lower of cost, determined using the average cost basis method, or market, and consists primarily of unactivated prepaid phone cards.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE A. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost and depreciated using the double-declining method over the estimated useful life of the depreciable assets ranging from 5 to 7 years. Maintenance and repairs are expensed as incurred. Replacements and acquisitions are capitalized. Leasehold improvements are amortized using the double-declining method over the shorter of the remaining term of the lease or the estimated useful life of the asset.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

Currently the Company is not a tax paying entity for federal and state income tax purposes, and accordingly, no income tax expense has been recorded in the financial statements since it became a limited partnership in December, 2003. Prior to December, 2003, the Company was an S-corporation and was not subject to federal income taxes. The Company utilized the asset and liability approach in accounting for state income taxes. Deferred income tax assets and liabilities were computed annually for differences between the financial and tax basis of assets and liabilities that would result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences were expected to affect taxable income. State income tax expense was the tax payable for the period plus or minus the change during the period in deferred tax assets and liabilities. There were no significant timing differences for 2003 or 2002. The Company's federal taxable income is included in the partners' respective income tax returns.

Revenue Recognition

Revenues are recorded at the time prepaid phone cards are shipped or when prepaid wireless services are activated and are reported net of returns and discounts. Costs of revenues, which are the costs the Company negotiates for prepaid phone services, are recorded at the same time corresponding revenues are recognized.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

OBLIO TELECOM L.L.P.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE B. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2004, 2003 and 2002:

	2004	2003	2002
Office equipment, furniture and fixtures	$74,595	$69,533	$61,439
Software	42,808	42,808	41,158
Leasehold improvements	4,563	4,563	4,563
	121,966	116,904	107,160
Less accumulated depreciation and amortization	(105,263)	(96,080)	(79,360)
Net property and equipment	16,703	$20,824	$27,800

Total depreciation and amortization expense for the years ended December 31, 2004, 2003 and 2002 was $12,514, $16,720 and $28,705, respectively.

NOTE C. CONCENTRATIONS

Financial instruments which potentially expose the Company to credit loss include uncollateralized trade accounts receivable. Management evaluates accounts receivable balances on an on-going basis and provides allowances as necessary for amounts estimated to be uncollectible. In the event of complete non-performance of accounts receivable, the maximum exposure to the Company is the amount recorded on the balance sheet at the date of non-performance. Cash maintained in financial institutions may, at times, exceed Federal Deposit Insurance Corporation insured amounts. The Company monitors these accounts and does not believe any undue risk is present.

A substantial portion of the Company's cost of revenues for the years ended December 31, 2004, 2003 and 2002 comes from purchases made from one vendor. The purchases from this vendor for the year ended December 31, 2004, 2003 and 2002 amounted to $110,517,498, $144,484,212 and $170,751,538 respectively. Amounts payable to this vendor at December 31, 2004, 2003 and 2002 were $11,378,665, $14,446,800 and $11,293,767 respectively. The Company believes that there are other readily available vendors in the market.

Approximately 88% and 82% of total revenues for the Company came from sales to seven customers during the years ended December 31, 2004 and 2003, respectively. Approximately 69% of total revenues for the Company came from sales to six of those customers for the year ended December 31, 2002.

NOTE D. PARTNERSHIP AGREEMENT

In accordance with the certificate of limited partnership, the Company's income or loss is allocated based on each partners' ownership percentage.

OBLIO TELECOM L.L.P.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE E. RELATED PARTY TRANSACTIONS

In May, 2003, the Company's partners formed Pinless, Inc. (Pinless), whose purpose is to sell prepaid phone cards over the Internet. The Company charges Pinless for office services it provides for Pinless. Revenues and accounts receivable from Pinless for the years ended and at December 31, 2004 and 2003 are as follows:

2003 charges for office services	$85,846
Expenses paid by Oblio for Pinless	18,455
Accounts Receivable 2003	104,301
2004 revenues from sales	66,718
2004 charges for office services	89,525
Less payments	(66,718)
Accounts Receivable 2004	$193,826

Because Pinless is in a startup phase of operations it has not yet generated sufficient cash flows to make payments on the amounts due the Company. The Company believes the balance is collectible and expects that Pinless will begin to make payments when it has generated sufficient cash flow to do so. This is not expected to occur within the next twelve months and therefore the amounts due are classified as long term assets on the accompanying financial statements.

NOTE F. OPERATING LEASES

The Company leases certain office and warehouse space under a noncancelable operating lease with an expiration date of April 30, 2007. The Company is permitted to continue to occupy the space after its expiration as a tenant at will. The Company's future minimum lease payments are as follows:

2005	$45,588
2006	44,310
2007	14,701

Rental expense for the years ended December 31, 2004, 2003 and 2002 was $61,005, $60,303 and $59,578 respectively.

NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined using available market information. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

Cash, cash equivalents, accounts receivable, and accounts payable are carried at cost, which approximates their fair value because of the short maturities of these instruments. The Company's short-term investments are reported at fair value which approximates cost.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The following is a summary of cash, cash equivalents and short term investments.

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Fair Value

Checking and savings	$4,871,893	$-	$-	$4,871,893
Money market funds	299,966	-	-	299,966
Corporate debt securities	8,700,000	$-	-	8,700,000
	$13,871,859	$-	$-	$13,871,859
Included in:
Cash and cash equivalents				$5,171,859
Short-term investments				8,700,000
				$13,871,859

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Fair Value

Checking and savings	$3,623,704	$-	$-	$3,623,704
Corporate debt securities	7,000,000	-	-	7,000,000
	$10,623,704	$-	$-	$10,623,704
Included in:
Cash and cash equivalents				$3,623,704
Short-term investments				7,000,000
				$10,623,704

	December 31, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)		Estimated Fair Value

Checking and savings	$-	$-	$ -	-	$-
Corporate debt securities	15,000,000	$-		-	15,000,000
	$15,000,000	$-		$-	$15,000,000
Included in:
Cash and cash equivalents					$-
Short-term investments					15,000,000
					$15,000,000

OBLIO TELECOM L.L.P.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Contractual maturities of available-for-sale debt securities at December 31, 2004, 2003 and 2002, are as follows:

Within one year	$-	$-	$-
1-5 years	-	-	5,000,000
5-10 years	8,700,000	7,000,000	10,000,000
After 10 years	$8,700,000	$7,000,000	$15,000,000

Actual maturities may differ from contractual maturities because some borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

NOTE H. SUBSEQUENT EVENTS

Pending settlement of claims for refund of excess federal telecommunications excise tax

Since its inception, the Company has paid federal excise taxes (FET) of 3% of revenues generated from communications services provided to its customers. This tax is included in the Company's cost of sales. Recently, several courts have ruled that this tax does not apply to services that are not based on time and distance. Because the Company's services are based only on time, it believes that it may not be subject to the tax and through December 31, 2004, has filed claims for refunds totaling $6,210,880. The Company believes that it may have additional claims that have not been filed for yet. Because the settlement of these claims is uncertain, these amounts have not been recorded in the accompanying financial statements and will only be recorded if and when the claims are settled.

Pending Acquisition

The Company is currently in negotiations to be acquired by another company. This transaction is expected to be completed during July of 2005.

b) PRO FORMA FINANCIAL INFORMATION

Background

On August 12, 2005, Ventures-National Incorporated d/b/a Titan Gneral Holdings, Inc. (the "Company") completed the acquisition from Farwell Equity Partners, LLP, a Delaware limited liability company ("Farwell"), of all the issued and outstanding shares of common stock of Oblio Telecom, Inc. ("Oblio") for no consideration.

The Oblio shares were transferred to the Company immediately following the completion of the acquisition by Oblio of substantially all the assets (the "Oblio Assets") of Oblio Telecom, L.L.P., a Texas limited liability company ("Oblio Texas"), in total consideration of $30,500,000 (primary purchase price), consisting of $19,000,000 in cash, the issuance of 9,000 shares of Oblio's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") with an initial stated value of $9,000,000, and the issuance of an 18-month promissory note in the principal amount of $2,500,000 (the "Promissory Note"). In addition, the Company issued to Sammy Jibrin and Radu Achiriloaie, the owners of Oblio Texas (the "Owners"), 375,000 shares of its common stock, par value $0.001 (the "Common Stock"). Of the cash portion, $1,000,000 will be held in escrow for a period of up to 50 days and released to Oblio Texas upon certification that as of the day immediately preceeding the closing of the acquisition, Oblio's current liabilities were less than its current assets. Of the cash paid in connection with the acquisition, approximately $16,217,000 was financed by means of a Credit Facility from CapitalSource Finance LLC ("CapitalSource"). The CapitalSource credit facility consisted of a $15,000,000 revolving credit facility, a $5,000,000 senior term loan (the "Term Loan A") and a $6,400,000 senior term loan (the "Term Loan B"). Approximately $16,217,000 was borrowed upon the closing of the transaction. In connection with the execution of the Credit Facility, the Company paid CapitalSource a commitment fee of $264,000. In addition, CapitalSource received an aggregate of 1,250,000 shares of the Company's common stock.

The acquisition is being accounted for as a purchase of the Oblio Assets by the Company, and the Company has allocated the purchase price based on a preliminary estimate of the fair value of assets acquired and liabilities assumed. The Company is in the process of obtaining a business valuation of the Oblio Assets to assist with the final purchase price allocation.

A summary of the primary purchase price is as follows:

Cash to sellers	$19,000,000
Preferred Stock to sellers	9,000,000
Note payable to sellers	2,500,000
Total purchase price	$30,500,000

The sources of the purchase price including the $415,000 transaction costs incurred are as follows:

Cash remaining in Oblio	$3,520,000
Capital Source debt proceeds
Term Loan A	5,000,000
Term Loan B	6,400,000
Revolving credit facility	4,495,000
Note payable to sellers	2,500,000
Preferred Stock to sellers	9,000,000
Total sources of purchase price	$30,915,000

The preliminary purchase price allocation is as follows:

Cash	$3,520,000
Accounts receivable	5,596,000
Accounts payable	(9,116,000)
Other tangible assets	110,000
Excess of purchase price over
net assets acquired	30,805,000
Total purchase price	$30,915,000

The total amount borrowed against the CapitalSource facility on August 12, 2005 was as follows:

Cash consideration for acquisition	$19,000,000
Cash retained in business	(3,520,000)
Payment for debt fees	230,000
Payment of acquisition costs	357,000
Beginning working cash	150,000
Total borrowings	$16,217,000

CapitalSource Financing

The revolving line has a three-year term and carries an interest rate of prime plus one percent with a minimum of 6.50% and is payable monthly in arrears. The principal is due at the end of the term. Prepayments of principal are subject to penalty. The amounts available from time to time under the Revolving Loan are determined by the value of Oblio's eligible receivables and inventory.

The Term Loan A and the Term Loan B have a term of 15 months and are amortized on a straight line basis over 24 months with a balloon payment due at the end of the term, if necessary. Both loans carry an interest rate of prime plus four percent. Principal and interest payments are payable monthly in arrears. Both term loans may be prepaid without penalty. On a monthly basis, 100% of Oblio's excess cash flow will be applied equally to repayment of the Term Loan A and the Term Loan B.

As security for its obligations under the credit Agreement, Oblio pledged all of its assets and accounts receivable to CapitalSource. In addition, the Company pledged its stock in Oblio. As furthur security for Oblio's obligations under the Term Loan B only, Farwell pledged from its portfolio of publicly traded securities with a fair market value of approximately $12.6 million. David Marks, the Company's Chairman, is the sole managing member of Farwell.

Preferred Stock

The Preferred Stock consists of four tranches, the first one of which includes 3,000 shares of Preferred Stock and each one of the others include 2,000 shares with an initial stated value of $1,000 per share, subject (except in the case of the first tranche) to reduction in the event Oblio fails to meet certain EBITDA targets. Holders of the Preferred Stock are entitled to preferential cash dividends out of the Company's funds at an annual rate of 3% of the then current stated value. Oblio may redeem the Preferred Stock at any time at a premium of 105%, 110% and 115% of the then stated value (plus accrued and unpaid dividends) during the first, second and third year after issuance of the Preferred Stock, respectively. All shares of Preferred Stock must be redeemed on the third anniversary of issuance. Commencing on each of the three anniversaries following the issuance of the Preferred Stock, each of the second, third and fourth tranche of Preferred Stock is convertible into a number of shares of Common Stock equal to the then stated value (plus accrued and unpaid dividends) divided by $1.50 (the "Conversion Price"). The Conversion Price is subject to adjustments as a result of, among other things, stock splits and reclassifications and contains the usual anti-dilution provisions. The Company has undertaken to register the shares of Common Stock issuable upon conversion of the Preferred Stock.

Laurus Debt Amendment

In connection with the transaction, the Company amended the terms of the registration rights agreement dated as of November 20, 2003 (the "Registration Rights Agreement") with Laurus Master Fund, Ltd. ("Laurus") and certain financial instruments for the benefit of Laurus as follows:

1. The Fixed Conversion Price under that certain minimum borrowing note dated November 20, 2003 (the "November 2003 Revolving Note"), that certain convertible term note dated November 20, 2003 (the "November 2003 Term Note"), and that certain convertible term note dated March 30, 2004 (the "November 2003 MB Note," together with the November 2003 Revolving Note and the November 2003 Term Note, the "Notes"), was increased from $0.40 per share to $1.50 per share; 2. Until March 1, 2006, the Company's prepayment penalties under the Notes will be equal to 5% of any principal amount prepaid; after March 1, 2006, the Company's prepayment penalties will be equal to the amounts called for under the Notes;

2. Until March 1, 2006, the Company's prepayment penalties under the Notes will be equal to 5% of any principal amount prepaid; after March 1, 2006, the Company's prepayment penalties will be equal to the amounts called for under the Notes;

3. The maturity date of the November 2003 Revolving Note and the November 2003 MB Note, together with the loan and security agreement related thereto, will be extended until August 12, 2008;

4. The minimum monthly principal payment pursuant to the March 2004 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $215,000 per month, together with accrued interest thereon, from March 1, 2006 through March 1, 2007, with any balance paid with the final payment;

5. The minimum monthly principal payment pursuant to the November 2003 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $150,000 per month, together with accrued interest thereon, from March 1, 2006 through November 1, 2006, with any balance paid with the final payment;

6. The Company will be permitted to immediately borrow all funds available pursuant to the loan and security agreement between the Company and Laurus dated as of November 20, 2003 and the over-advance amendment thereto dated as of April 4, 2005. The collateral pledged by Farwell in support of such over-advance facility will continue to be pledged to Laurus until such time as the over-advance facility is indefeasibly repaid in full;

7. All warrants previously issued to Laurus were cancelled; and

8. The Registration Rights Agreements was amended to provide that a registration statement covering the resale of the securities issuable upon conversion of the Notes, together with 2,500,000 shares of the Company's common stock issued to Laurus in connection with this amendment, shall be declared effective by the Securities and Exchange Commission no later than 90 days following the closing date of the acquisition of Oblio by the Company. Such registration statement shall also be permitted to include: (i) the shares of Common Stock issuable upon conversion of the Preferred Stock; (ii) 375,000 shares of Common Stock issued to the former owners of Oblio; (iii)1,250,000 shares of Common Stock issued to CS Equity, an affiliate of CapitalSource; (iv) 500,000 shares of common stock issued to a consultant in connection with the acquisition.

Accounting for Common Stock Issued in Connection with the Acquisition of Oblio

In determining the fair value of the Company's common stock issued in connection with the acquisition of Oblio, the Company used $0.2245 per share, which represents the average closing price of the stock for the five trading days preceding the announcement of the acquisition through the five succeeding trading days following the announcement. A summary of the shares of common stock issued is as follows:

Laurus	2,500,000
CS Equity LLC	1,250,000
Capital Solutions Group	125,000
Sellers	375,000
Consultant	500,000
Total shares issued	4,750,000

The value of the shares issued in connection with the CapitalSource financing and the Laurus debt amendment were recorded as capitalized loan fees. The value of the shares issued in connection with the acquisition of Oblio was recorded as additional purchase price consideration.

The modification to the Laurus debt, including the change in the debt term and the exchange of the 2,500,000 shares of the Company's common stock for the warrants held by Laurus, was recorded in accordance with the convertible debt modifications rules. The Company determined that, based on the net present values of the original and amended cash flows related to the debt, the amended debt was not "substantially different." Therefore, there was no change to the carrying value of the original debt. Additionally, the Company determined that there was no incremental intrinsic value as a result of the amendment to the conversion price of the debt. The fair value of the 2,500,000 shares of the Company's common stock issued to Laurus was considered a fee paid to Laurus in exchange for the modification and will be amortized over the remaining debt term. The value of this stock was determined in accordance with the accounting rules related to the exchange of equity instruments. Therefore, these shares were valued based on the remaining unamortized carrying value of the cancelled warrants of $741,000 plus the amount, if any, by which the fair value of the common stock issued at the weighted average price of $0.2245, or $561,250, exceeded the fair value of the cancelled warrants immediately prior to the exchange, or $685,400. The fair value of the warrants was determined using the Black-Scholes option pricing model. Based on this, the total value assigned to the stock was $741,000.

The remaining 2,250,000 shares, or $505,125, were recorded based on their respective roles in the transaction resulting in 1,250,000 shares or $280,625 allocated to capitalized loan fees and 1,000,000 shares or $224,500 allocated to additional purchase price consideration.

A summary of the Company's common stock issued and the related accounting treatment is as follows:

	Shares	Purchase Price	Capitalized Loan Fees	Total

Laurus	2,500,000	$-	$741,003	$741,003
CS Equity LLC	1,250,000	-	280,625	280,625
Capital Solutions Group	125,000	28,062	-	28,062
Sellers	375,000	84,188	-	84,188
Consultant	500,000	112,250	-	112,250
	4,750,000	$224,500	$1,021,628	$1,246,128

The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during the periods presented, or which may be reported in the future. The accompanying pro forma information should be read in conjunction with the historical financial statements and related notes thereto for Ventures-National Incorporated d/b/a Titan General Holdings, Inc. and for Oblio Telecom, LLP that have been filed as part of this Form 8-K/A. The Company purchased Oblio for $31,139,500 (including cash transaction costs of $415,000 and $224,500 value of common stock allocated to the purchase price) on August 12, 2005. The proforma balance sheet presented below is as of May 31, 2005 and may not be indicative of the actual purchase price allocation.

TITAN GLOBAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
MAY 31, 2005
(in thousands, except share and per share amounts)

	Titan Global Holdings, Inc.	Oblio Telecom, Inc.	Items Not Purchased (1)	Purchase & Financing		Stock Issued		ProForma Balance Sheet

Current Assets:
Cash and cash equivalents	$299	$11,356	$(7,149)	$(4,057)	(2)	$-		$449
Accounts receivable	3,008	5,807	-	-		-		8,815
Inventory, net	626	91	-	-		-		717
Prepaid expenses and other current assets	98	205	(205)	-		-		98
Total current assets	4,031	17,459	(7,354)	(4,057)		-		10,079
Equipment and improvements, net	2,346	14	-	-		-		2,360
Intangible assets, net	7	17	(17)	-		-		7
Excess of Purchase Price
over Net Assets Acquired	-	-	-	30,805	(2,3)	224	(6)	31,029
Capitalized loan fees, net	255	-	-	381	(3)	1,022	(6,7)	1,658
Other assets	305	5	-	-		-		310
Total assets	$6,944	$17,495	$(7,371)	$27,129		$1,246		$45,443

Current Liabilities:
Current portion of long-term debt	$1,147	$-	$-	$3,800	(2,3)	$93	(7)	$5,040
Lines of credit	927	-	-	4,229	(2,3,4)	648	(7)	5,804
Short term debt	777	-	-	-		-		777
Accounts payable - trade	1,288	10,108	-	-		-		11,396
Accrued liabilities	1,576	16	-	202	(5)	-		1,794
Total current liabilities	5,715	10,124	-	8,231		741		24,811
Long-term debt	-	-	-	10,100	(2)	-		10,100
Convertible preferred stock	-	-	-	9,000	(2)	-		9,000
Total liabilities	5,715	10,124	-	27,331		741		43,911
Common stock	25	-	-	-		5	(6,7)	30
Additional paid in capital	20,927	-	-	-		500	(6,7)	21,427
Deferred compensation	(19)	-	-	-		-		(19)
Partner's capital	-	3,974	(3,974)	-		-		-
Retained earnings/(Accumulated deficit)	(19,704)	3,397	(3,397)	(202)	(5)	-		(19,906)
Total stockholders' equity	1,229	7,371	(7,371)	(202)		505		1,532
Total liabilities and stockholders' equity	$6,944	$17,495	$(7,371)	$27,129		$1,246		$45,443

(1) Assets purchased do not include certain cash, other assets and the equity portion of Oblio Telecom, LLP's balance sheet.
(2) Purchase price of $30,500 was financed in part by the incurrence of debt from (1) CapitalSource of $5,000 Term Loan A, $6,400 Term Loan B, $15,000 revolver of which $3,283 was drawn down upon the closing of the transaction; and (2) $2,500 loan from the sellers. The purchase price financing also included 9,000 shares preferred stock of Oblio Telecom, Inc. (a wholly owned subsidiary) valued at $9,000 convertible into common shares of the Company's common stock at $1.50 per share with a 3% cumulative preferred dividend and a $4,317 cash difference between the accounts receivable of $5,807 and the accounts payable and accrued expenses of $10,124. The Company also purchased $110 in net tangible assets
(3) Includes $415 of transaction costs incurred in the purchase and $381 related to the financing of the acquisition, including $264 paid to CapitalSource as a commitment fee.
(4) Includes additional borrowing to provide beginning working capital of $150.
(5) Includes provision for accrued dividends on preferred stock issued as part of the acquisition as if the acquisition had occurred as of September 1, 2004 at 3% per annum.
(6) Includes the issuance of 2,250,000 shares of stock at $0.2245 per share (average fair market value) to the following entities/individuals: CS Equity LLC 1,250,000 shares; Kurt Jensen 500,000 shares, sellers 375,000 shares; and Capital Solutions Group 125,000 shares.
(7) Includes the remaining unamortized discounts ($741) associated with the cancelled Laurus warrants and the equity exchange of warrants for 2,500,000 shares of common stock.

TITAN GLOBAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED MAY 31, 2005
(in thousands, except share and per share amounts)

	Titan Global Holdings, Inc.	Oblio Telecom, Inc.	Oblio Telecom, Inc.	ProForma Adjustments	ProForma Adjustments		ProForma Combined

Net sales	$12,430	$94,845	$94,845				$107,275
Cost of sales	11,586	87,310	87,310				98,896
Gross profit	844	7,535	7,535				8,379
Operating expenses	2,947	506	506				3,453
Income (loss) from operations	(2,103)	7,029	7,029				4,926
Interest and other income/(expense), net	2	209	209	(209)	(209)	(1)	2
Interest expense	(1,991)	-	-	(1,425)	(1,425)	(2,3,4,5)	(3,416)
Income (loss) before provisions for taxes	(4,092)	7,238	7,238	(1,634)	(1,634)		1,512
Provisions (benefit) for income taxes	-	-	-	-	-	(6)	-
Income (loss)	(4,092)	7,238	7,238	(1,634)	(1,634)		1,512
Deemed dividend on preferred	-	-	-	(202)	(202)	(7)	(202)
Income (loss) applicable to common shareholders	$(4,092)	$7,238	$7,238	$(1,836)	$(1,836)		$1,310

Net income (loss) per share:
Basic	$(0.17)						$0.04
Diluted	$(0.17)						$0.04

Weighted average number of common and common equivalent shares outstanding:
Basic	24,745,093						29,495,093	(8)
Diluted	24,745,093						29,495,093	(8)

(1) Reduces the interest income earned on investments and other cash deposits not purchased by the Company.
(2) Includes interest expense ($1,262) on debt issued to finance the acquisition of Oblio Telecom, LLP. acquisition at an assumed weighted average interest rate of 9.50%.
(3) Includes amortization of capitalized loan costs ($132) incurred in the financing of the Oblio acquisition of $662 over the 15 month life of the CapitalSource debt. This is the remaining amount as the initial twelve month amortization has been included in the pro forma for the twelve month period ended August 31, 2004 indicated below.
(4) Includes the amortization ($185) of the capitalized loan fees related to the 2,500,000 shares of common stock issued to Laurus as part of the amendment to the loan agreement which occurred on August 12, 2005.
(5) Includes the reduction of amortization ($154) related to the debt discount associated with the cancelled Laurus warrants.
(6) Does not include any tax affect since the Company believes they will be able to utilize the existing net operating loss carryforwards that have been generated in the prior years to offset any taxable income.
(7) Includes the provision for the cumulative preferred stock dividend at a rate of 3% annually.
(8) Includes the effect of the 2,250,000 shares issued as part of the purchase of Oblio Telecom, L.L.P. and the 2,500,000 shares issued to Laurus as part of their refinancing as if the acquisition and refinancing had occurred prior to September 1, 2003 (the beginning of our last complete fiscal year). Does not include the dilutive affect of options, convertible debt shares or convertible preferred stock shares since they are anti-dilutive.

TITAN GLOBAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED AUGUST 31, 2004
(in thousands, except share and per share amounts)

	Tital Global Holdings, Inc.	Oblio Telecom, Inc.	ProForma Adjustments		ProForma Combined
Net sales	$16,367	$151,678			$168,045
Cost of sales	14,604	139,246			153,850
Gross profit	1,763	12,432			14,195
Operating expenses	6,020	1,328			7,348
Income (loss) from operations	(4,257)	11,104			6,847
Interest and other income/(expense), net	201	123	(123)	(1)	201
Interest expense	(3,346)	-	(2,261)	(2,3,4,5)	(5,607)
Income (loss) before provisions for taxes	(7,402)	11,227	(2,384)		1,441
Provisions (benefit) for income taxes	-	-	-	(6)	-
Income (loss)	(7,402)	11,227	(2,384)		1,441
Deemed dividend on preferred	-	-	(270)	(7)	(270)
Income (loss) applicable to common shareholders	$(7,402)	$11,227	$(2,654)		$1,171

Net income (loss) per share:
Basic	$(0.39)				$0.05
Diluted	$(0.39)				$0.05

Weighted average number of common and common equivalent shares outstanding:
Basic
Diluted	18,879,605				23,629,605	(8)
	18,879,605				23,629,605	(8)

(1) Reduces the interest income earned on investments and other cash deposits not purchased by the Company.
(2) Includes interest expense ($1,683) on debt issued to finance the acquisition of Oblio Telecom, LLP. acquisition at an assumed weighted average interest rate of 9.50%.
(3) Includes amortization of capitalized loan costs ($530) incurred in the financing of the Oblio acquisition over the 15 month life of the CapitalSource debt.
(4) Includes the amortization ($253) of the capitalized loan fees related to the 2,500,000 shares of common stock issued to Laurus as part of the amendment to the loan agreement which occurred on August 12, 2005.
(5) Includes the reduction of amortization ($205) related to the debt discount associated with the cancelled Laurus warrants.
(6) Does not include any tax affect since the Company believes they will be able to utilize the existing net operating loss carryforwards that have been generated in the prior years to offset any taxable income.
(7) Includes the provision for the cumulative preferred stock dividend at a rate of 3% annually.
(8) Includes the effect of the 2,250,000 shares issued as part of the purchase of Oblio Telecom, L.L.P. and the 2,500,000 shares issued to Laurus as part of their refinancing as if the acquisition and refinancing had occurred prior to September 1, 2003. Does not include the dilutive affect of options, convertible debt shares or convertible preferred stock shares since they are anti-dilutive.